Calculation of Filing Fee Tables
S-3
Cogent Biosciences, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, $0.001 par value per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred stock, $0.001 par value per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt securities	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid	5	Other	Units	457(r)				0.0001381
Fees to be Paid		Equity	Common stock, $0.001 par value per share	457(o)			$ 300,000,000.00	0.0001381	$ 41,430.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 300,000,000.00		$ 41,430.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 41,430.00
Offering Note
[1]	(1) The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the "Securities Act") and is excluding this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act, other than the registration fee due in connection with $300,000,000 of shares of common stock that may be issued and sold from time to time under the sale agreement prospectus supplement included in this registration statement. Any additional registration fees will be paid subsequently on a pay-as-you-go basis. (2) The registrant is registering hereby an indeterminate initial offering price and number or amount of securities of each identified class of securities as may from time to time be sold at indeterminate prices.

[2]	(1) The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the "Securities Act") and is excluding this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act, other than the registration fee due in connection with $300,000,000 of shares of common stock that may be issued and sold from time to time under the sale agreement prospectus supplement included in this registration statement. Any additional registration fees will be paid subsequently on a pay-as-you-go basis. (2) The registrant is registering hereby an indeterminate initial offering price and number or amount of securities of each identified class of securities as may from time to time be sold at indeterminate prices.

[3]	(1) The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the "Securities Act") and is excluding this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act, other than the registration fee due in connection with $300,000,000 of shares of common stock that may be issued and sold from time to time under the sale agreement prospectus supplement included in this registration statement. Any additional registration fees will be paid subsequently on a pay-as-you-go basis. (2) The registrant is registering hereby an indeterminate initial offering price and number or amount of securities of each identified class of securities as may from time to time be sold at indeterminate prices.

[4]	(1) The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the "Securities Act") and is excluding this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act, other than the registration fee due in connection with $300,000,000 of shares of common stock that may be issued and sold from time to time under the sale agreement prospectus supplement included in this registration statement. Any additional registration fees will be paid subsequently on a pay-as-you-go basis. (2) The registrant is registering hereby an indeterminate initial offering price and number or amount of securities of each identified class of securities as may from time to time be sold at indeterminate prices.

[5]	(1) The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the "Securities Act") and is excluding this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act, other than the registration fee due in connection with $300,000,000 of shares of common stock that may be issued and sold from time to time under the sale agreement prospectus supplement included in this registration statement. Any additional registration fees will be paid subsequently on a pay-as-you-go basis. (2) The registrant is registering hereby an indeterminate initial offering price and number or amount of securities of each identified class of securities as may from time to time be sold at indeterminate prices. (3) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A